Exhibit (d)(4)

FS Multi-Strategy Alternatives Fund

INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT SUB-ADVISORY AGREEMENT (this “Agreement”) is entered into and effective as of April 26, 2017 among FS Fund Advisor, LLC, a Delaware limited liability company (the “Adviser”), FS Multi-Strategy Alternatives Fund (the “Fund”), a series of FS Series Trust, a Delaware statutory trust (the “Trust”), and Basso Capital Management, L.P., a Delaware limited partnership (the “Sub-Adviser”).

Recitals

The Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust, on behalf of its series, the Fund, relating to the provision of portfolio management services to the Fund.

The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers.

Subject to the approval of the Board of Trustees (the “Board”) of the Trust, the Adviser may retain additional sub-advisers to furnish similar investment advisory services to the Adviser and the Fund, and may allocate the Fund’s assets among the Fund’s sub-advisers to be managed in accordance with their respective sub-advisory agreements.

In selecting sub-investment advisers and entering into and amending sub-advisory agreements, the Adviser and the Trust may rely upon an exemptive order obtained from the Securities and Exchange Commission (“SEC”).

The Adviser and the Board desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement.

Agreement

The Adviser and the Sub-Adviser agree as follows:

1.	Appointment.

a.

Role of Sub-Adviser. The Adviser appoints the Sub-Adviser to act as an investment adviser for the Fund, subject to the oversight and direction of the Adviser and the Board, for the period set forth in this Agreement. Without limiting the generality of the previous statement, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund in accordance with such investment strategies and within such limitations as the Adviser and the Sub-Adviser shall agree in writing from time to time (the “Strategy”). The Sub-Adviser acknowledges and agrees that the various investment advisory and other services to be performed by the Sub-Adviser will apply to the portion of the Fund’s assets that Adviser or the Board shall from time to time designate, which may consist of all, a portion, or none of the Fund’s assets (the “Allocated Portion”). The Sub-Adviser accepts its appointment and agrees, subject to the oversight of the Board and the Adviser, to render the services and to assume the obligations set forth in this Agreement for the compensation referenced in Section 5 of this Agreement. The Sub-Adviser shall for all purposes of this Agreement be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority or obligation to act for or represent the Adviser, the Trust, or the Fund in any way.

b.	Limitations of Sub-Adviser’s Responsibility. Except as expressly set forth in this Agreement, the Sub-Adviser shall not be responsible for aspects of the Fund’s investment program other than the management of the Allocated Portion in accordance with the Strategy.

c.	Sub-Advisory Arrangement Not Exclusive for Fund. It is acknowledged and agreed that the Adviser may appoint from time to time other sub-advisers in addition to the Sub-Adviser to manage the assets of the Fund that do not constitute the Allocated Portion and nothing in this Agreement shall be construed or interpreted to grant the Sub-Adviser an exclusive arrangement to act as the sole sub-adviser to the Fund. It is further acknowledged and agreed that the Adviser makes no commitment to designate any portion of the Fund’s assets to the Sub-Adviser as the Allocated Portion.

d.	Sub-Advisory Arrangement Not Exclusive for Sub-Adviser. It is acknowledged and agreed that the services of the Sub-Adviser are not exclusive and the Sub-Adviser and each of its affiliates may (i) establish or be involved in the establishment of other collective investment schemes with investment policies substantially the same as, or different from, that of the Fund and (ii) act as the investment manager or investment adviser on behalf of any collective investment scheme or other client, without any consent of the Adviser.

2.	Sub-Adviser Duties.

The Sub-Adviser is granted (subject to the limitations expressed) the following authority and undertakes to provide the following services and to assume the following obligations:

a.	Supervision; Adviser Retains Certain Authority. In furnishing the services under this Agreement, the Sub-Adviser will be subject to the supervision of the Adviser and the Board. Subject to notice to the Sub-Adviser, the Adviser retains complete authority to immediately assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement.

b.

Continuous Investment Program. The Sub-Adviser shall implement a continuous investment program for the Allocated Portion in accordance with the Strategy, including determining what portion of such assets will be invested or held uninvested in cash or cash equivalents. Without limiting the generality of the foregoing, the Sub-Adviser is authorized: (a) to make investment decisions on a discretionary basis for the Fund in respect of the Allocated Portion, including decisions for the investment and reinvestment of the assets (including cash and cash-equivalent assets) held in the Allocated Portion; (b) to place purchase and sale orders for portfolio transactions in respect of the Allocated Portion and to manage otherwise uninvested cash or cash equivalent assets of the Allocated Portion; and (c) subject to Section 2(d) below, to execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Sub-Adviser’s management of the Allocated Portion (in such respect, and only for this limited purpose, the Sub-Adviser will, as necessary to effect such documentation, agreements, contracts and other documents, act as the Adviser’s and the Fund’s agent and attorney in fact).

c.	Management in Accordance with Fund Governing Documents and Procedures. The Sub-Adviser will manage the Allocated Portion subject to and in accordance with (i) the Strategy; (ii) the policies and restrictions of the Fund set forth in the Trust’s Agreement and Declaration of Trust, as amended, By-Laws and the Trust’s registration statement with respect to the Fund (as from time to time amended, supplemented and in effect, the “Registration Statement”) (collectively, the “Governing Documents”); (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and the rules and regulations thereunder, the diversification and source of income provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder applicable to qualification as a “regulated investment company,” as if the Allocated Portion were itself a “regulated investment company,” and the Commodity Exchange Act of 1936, as amended, and regulation 4.5(c)(2)(iii) thereunder as if the Allocated Portion were itself the Fund; and (iv) any reasonable instructions which the Adviser or the Board may issue to the Sub-Adviser from time to time. The Sub-Adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board with respect to the Fund as from time to time in effect and communicated in advance in writing to the Sub-Adviser (the “Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Governing Documents and current Procedures and shall provide to the Sub-Adviser any amendments or supplements thereto. The Adviser will endeavor to provide reasonable notice to the Sub-Adviser of any relevant changes to the Governing Documents or the Procedures and with such additional information as may be reasonably necessary for or reasonably requested by the Sub-Adviser to perform its responsibilities pursuant to this Agreement. The Sub-Adviser shall bear no responsibility or liability for failure to comply with any Governing Documents or Procedures unless such materials have been received and the Sub-Adviser has had a reasonable opportunity to review such materials.

d.	Fund Counterparties. The Sub-Adviser will utilize counterparties for prime brokerage, futures and options clearing, and ISDA services under agreements set up by, and in the name of, the Adviser or the Fund. The Sub-Adviser will assist the Adviser in negotiating trading terms and other arrangements with prime brokerage, futures and options clearing, and ISDA counterparties upon request. In effecting transactions for the Allocated Portion, the Sub-Adviser will utilize broker-dealers for trade execution selected by the Sub-Adviser and accounts set up by the Sub-Adviser with such broker-dealers. The Sub-Adviser will work cooperatively with the Administrator (as defined below) or Custodian regarding managing any collateral and margin requirements associated with investments made for the Allocated Portion (where applicable) and will work cooperatively with the Administrator or Custodian regarding reconciliation procedures on such accounts and provide information regarding such reconciliations to the Adviser upon request. For the avoidance of doubt, the Sub-Adviser shall have no responsibility or obligation to segregate, or to instruct the Custodian (as defined below) to segregate, liquid assets of the Fund to the extent required to prevent any instrument or position taken by the Sub-Adviser from being deemed a “senior security” within the meaning of Section 18 of the 1940 Act. The Adviser shall ensure that the Sub-Adviser receives copies of all trading confirmations and brokerage statements with respect to the Allocated Portion.

e.	Reports. The Sub-Adviser shall render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Sub-Adviser with respect to the Fund. On each business day, the Sub-Adviser shall provide reports (to which the Adviser will have access) to the Fund’s administrator (the “Administrator”) regarding (i) the securities or other instruments held in the Allocated Portion; and (ii) the securities or other instruments purchased and sold for the Allocated Portion by the Sub-Adviser on that business day. The Sub-Adviser also shall provide such additional information to the Adviser or the Administrator regarding the Sub-Adviser’s implementation of the Strategy as the Adviser or Administrator may reasonably request.

f.	Proxy Voting. The Sub-Adviser shall be responsible for voting proxies and making all other voting and consent determinations with respect to the issuers of securities and other instruments held in the Allocated Portion in accordance with the Sub-Adviser’s proxy voting policies and procedures (a copy of which has been provided to the Adviser). The Adviser shall cause materials relating to such proxies to be forwarded to the Sub-Adviser in a timely fashion by the Fund’s Custodian, the Administrator or another party. It is acknowledged and agreed that the Sub-Adviser shall not be responsible for the filing of claims (or otherwise causing the Fund to participate) in class action settlements or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Allocated Portion. Upon request, the Sub-Adviser shall promptly (i) provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust and (ii) report to the Adviser a record of all proxies voted, in a form and format that permits the Fund to comply with the requirements of Form N-PX with respect to the Allocated Portion. Upon request, the Sub-Adviser shall certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

g.	Sub-Adviser’s Management and Monitoring of the Allocated Portion. The Sub-Adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings associated with the Allocated Portion to ensure the Fund’s compliance in all material respects with the Strategy, relevant Governing Documents and Procedures and applicable law. The Adviser or the Trust on behalf of the Fund, as applicable, shall timely provide to the Sub-Adviser all information and documentation that the parties mutually agree are necessary or appropriate to enable the Sub-Adviser to fulfill its obligations under this Agreement. The Sub-Adviser shall act on any reasonable written instructions of the Adviser with respect to the investment activities used to manage the Allocated Portion to ensure the Fund’s compliance in all material respects with the Governing Documents, Procedures and applicable law.

h.	Daily Transmission of Information to Custodian. In connection with any purchase and sale of securities or other instruments for the Allocated Portion, the Sub-Adviser will arrange for the transmission to the custodian for the Fund (the “Custodian”) on a daily basis such confirmation, trade tickets and other documents and information, including, but not limited to, CUSIP, Sedol or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative and recordkeeping responsibilities with respect to the Fund. Copies of such confirmations, trade tickets, and other documents and information shall be provided concurrently to the Administrator. With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Custodian. The parties acknowledge that the Sub-Adviser is not a custodian of the Fund’s assets and will not take possession or custody of such assets. The Sub-Adviser shall have the authority to instruct the Custodian: (i) to pay cash for securities and other property delivered to the Custodian, (ii) to deliver securities and other property against payment for the Fund, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Adviser may designate, all consistent with the powers, authorities and limitations set forth herein.

i.	Assistance with Valuation. In accordance with the Procedures, the Sub-Adviser will provide reasonable assistance to the Adviser and the Custodian, Administrator or similar party designated by the Adviser in determining whether market quotations are not readily available for securities or other instruments held in the Allocated Portion, and in assessing the fair value of securities or other instruments held in the Allocated Portion for which market quotations are not readily available or which the Adviser or the Board has otherwise determined to fair value.

j.	Provision of Information and Certifications. The Sub-Adviser, upon advance written request, shall timely provide to the Adviser and the Trust, on behalf of the Fund, all information and documentation they may reasonably request as necessary or appropriate in order for the Adviser and the Board to oversee the activities of the Sub-Adviser and in connection with the compliance by any of them with the requirements of the Governing Documents, the Procedures and any applicable law, including, without limitation, (i) information and commentary relating to the Sub-Adviser or the Allocated Portion for the Fund’s annual and semi-annual reports, in a format reasonably agreed between the Adviser and the Sub-Adviser, together with (A) a certification that such information and commentary discuss the factors that materially affected the performance of the Fund with respect to the Allocated Portion, including the relevant market conditions and the investment techniques and strategies used and (B) additional certifications related to the Sub-Adviser’s management of the Fund in order to support compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the Fund’s filings on Form N-CSR, Form N-Q, Form N-PORT, N-CEN and other applicable forms, and the related certifications of the Fund’s Principal Executive Officer and Principal Financial Officer under Rule 30a-2 under the 1940 Act; (ii) within 10 business days following a quarter-end, a quarterly certification with respect to material compliance and operational matters related to the Sub-Adviser and the Sub-Adviser’s management of the Allocated Portion (including, without limitation, material compliance with the Procedures); (iii) certification that materials the Sub-Adviser reviews in accordance with Section 2(l) contain no material misstatement or omission insofar as they describe the Sub-Adviser and Strategy, including the risks and investment strategies involved in the Strategy; and (iv) a quarterly certification from the Sub-Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the design and operation of the Sub-Adviser’s compliance program. The format of each certification set forth in this Section 2(j) shall be reasonably agreed between the Adviser and the Sub-Adviser.

k.

Code of Ethics. The Sub-Adviser will provide the Adviser with a copy of its code of ethics (the “Code of Ethics”), which contains procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act (“Rule 17j-1”)) from violating its Code of Ethics. The Sub-Adviser will follow its Code of Ethics in performing its services under this Agreement. The Sub-Adviser also will certify upon request to the Trust on behalf of the Fund and the Adviser that it and its “Advisory Persons” (as defined in Rule 17j-1) have complied with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Sub-Adviser has done to seek to ensure such compliance in the future. Annually, upon request, the Sub-Adviser will furnish a certificate in a form reasonably agreed between the Adviser and the Sub-Adviser, which addresses the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act (“Rule 38a-1”), concerning the Code of Ethics and compliance program, respectively, to the Trust and the Adviser. The Sub-Adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Fund. Upon request of the

Board or the Chief Compliance Officer on behalf of the Fund or the Adviser with respect to any such violations of the Code of Ethics involving the Fund, the Sub-Adviser will permit representatives of the Trust or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics. The Sub-Adviser will provide such additional information regarding any such violations of the Code of Ethics as the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from any such violation of the Code of Ethics. Further, the Sub-Adviser represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees.

l.	Sub-Adviser Review of Materials. Upon the Adviser’s reasonable advance request, the Sub-Adviser shall review and comment upon selected portions relating to the Sub-Adviser and/or Strategy (including the Allocated Portion) of the Registration Statement, other offering documents and ancillary sales and marketing materials prepared by the Adviser for the Fund, and participate, at the reasonable request of the Adviser, in educational meetings with placement agents and other intermediaries about portfolio management and investment-related matters of the Fund. The Sub-Adviser will promptly inform the Fund and the Adviser if any information in the Registration Statement previously provided to the Sub-Adviser for review and comment that relates to the Sub-Adviser and/or the Strategy implemented for the Allocated Portion is (or, to the knowledge of the Sub-Adviser, will become) inaccurate or incomplete in any material respect.

m.	Regulatory Communications and Notices. The Sub-Adviser shall promptly provide notice to the Adviser regarding any inspections, notices or inquiries from any governmental, administrative or self-regulatory agency (“Notices”), including without limitation, any deficiency letter, responses to deficiency letters or similar communications or actions (i) relating specifically to the Fund or the Sub-Adviser’s management of the Allocated Portion or (ii) that involve matters that would reasonably be viewed as material to the Sub-Adviser’s ability to provide services to the Fund. To the extent that such Notices relate to the Fund, the Sub-Adviser shall promptly make available such Notices to the Adviser unless, in the opinion of the Sub-Adviser’s counsel, the Sub-Adviser would be legally prohibited from doing so.

n.	Notice of Material Actions / Change in Control. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events: (i) it is served or otherwise receives notice of, or is, to its knowledge, threatened with, any material action, suit, proceeding or investigation, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency, or public board or body, (A) involving the affairs of the Fund or (B) that may reasonably be expected to materially affect the investment management business of the Sub-Adviser; and (ii) there is any change in the partners (or equivalent persons) of the Sub-Adviser or in the actual control or management of the Sub-Adviser or in the portfolio manager(s) primarily responsible for the day-to-day management of the Allocated Portion.

o.	Trade Errors. The Sub-Adviser shall notify the Adviser promptly upon detection of any trade error in connection with its management of the Allocated Portion, including but not limited to any trade errors caused by the Sub-Adviser or trade errors caused by a trading counterparty. In the event of a trade error, the Sub-Adviser shall also provide a memorandum to the Adviser that sufficiently describes the trade error and the action to be taken to prevent future occurrences of that type of trade error or, alternatively, a statement that the Sub-Adviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional trade errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws), and as such no further action is required. Further, the Sub-Adviser shall provide access to the Adviser and the Fund, or their agents, to all documents and information related to any trade error, its analysis and correction, and the correction of all trade errors impacting the Fund must be corrected to the satisfaction of the Adviser and the Fund. Notwithstanding Section 9, the Sub-Adviser will reimburse the Fund for costs, losses or damages directly resulting from a trade error caused by the Sub-Adviser. It is acknowledged and agreed that any trade error that results in a gain to the Fund shall inure to the benefit of the Fund and shall not provide any offset against any liability of the Sub-Adviser under this Agreement.

3.	Broker-Dealer Selection.

To the extent provided in the Registration Statement, and in accordance with applicable law and applicable policies and procedures of the Sub-Adviser, as approved by the Board (the “Sub-Adviser Procedures”), the Sub-Adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions for the Allocated Portion, when applicable, with or through such brokers, dealers or other financial institutions described in Section 2(d) hereof. The Sub-Adviser shall use its reasonable best efforts to seek to obtain the best execution on all portfolio transactions executed in respect of the Allocated Portion. The Sub-Adviser may, to the extent permissible by Section 28(e) of the Securities Exchange Act of 1934, as amended, and consistent with the applicable Sub-Adviser Procedures, consider the financial responsibility, research and investment information, and other services provided by broker-dealers who may effect or be a party to any such transaction or to other transactions to which other clients of the Sub-Adviser may be a party.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, but shall be under no obligation to, in accordance with applicable law and any relevant Sub-Adviser Procedures, aggregate the securities to be so purchased or sold with other orders for other clients of the Sub-Adviser in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-Adviser consistent with the Sub-Adviser Procedures and in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients over time, taking into account such factors as the Sub-Adviser deems appropriate, including respective relative amounts of capital available for new investments, the investment programs, portfolio composition, liquidity constraints, tax situation and regulatory restrictions of the clients for which participation is appropriate. The Adviser acknowledges that such considerations may result in an allocation not on a pari passu basis. The Adviser acknowledges that if an order for a particular investment opportunity cannot be fully executed under prevailing market conditions, the amount executed may be allocated among the different funds and accounts for which the opportunity is relevant on a basis which the Sub-Adviser considers fair and equitable.

On an ongoing basis, at such time as the Adviser or the Board shall request, the Sub-Adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-Adviser and the Adviser, summarizing (i) the brokerage details with respect to transactions executed by the Sub-Adviser for the Allocated Portion and (ii) the “soft dollar” arrangements that the Sub-Adviser maintains with brokers or dealers that execute transactions for the Allocated Portion, and of the general types of research and other services provided to the Sub-Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions for the Allocated Portion to the broker or dealer.

4.	Books and Records; Periodic Reports.

a.	Maintenance Requirements. The Sub-Adviser shall maintain such books and records with respect to the Allocated Portion as are required by law, including, without limitation, the 1940 Act (including, without limitation, the investment records and ledgers required by Rule 31a-1 under the 1940 Act) and the Advisers Act, and the rules and regulations thereunder (the “Fund’s Books and Records”). The Sub-Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Trust or the Adviser the Fund’s Books and Records upon the request of the Board or the Adviser; provided, however, that the Sub-Adviser may retain confidential copies of the Fund’s Books and Records at its own cost. The Sub-Adviser shall make the Fund’s Books and Records available for inspection and use by the SEC and other regulatory authorities having authority over the Fund, the Trust, the Adviser or any person retained by the Board at all reasonable times as requested by the Board or the Adviser. Where applicable, the Fund’s Books and Records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. The Adviser and Fund’s Chief Compliance Officer shall, upon reasonable notice, be provided with access to the Sub-Adviser’s documentation and records relating to the Fund and copies of such documentation and records.

b.	Periodic Reports. The Sub-Adviser shall (i) render to the Board such periodic and special reports as the Board or the Adviser may reasonably request; and (ii) meet with any representatives of the Adviser or the Trust at the reasonable request of the Adviser or the Board for the purpose of reviewing the Sub-Adviser’s performance under this Agreement upon reasonable advance notice.

5.	Compensation of the Sub-Adviser.

The Adviser will pay the Sub-Adviser for its services with respect to the Fund the compensation specified in Appendix A to this Agreement.

6.	Allocation of Charges and Expenses.

The Sub-Adviser shall bear its own expenses of providing services pursuant to this Agreement; provided that, subject to approval by the Fund, the Fund shall bear its pro rata share of any costs incurred by the Sub-Adviser for engaging legal counsel in respect of investments held by the Fund. It is understood that, pursuant to the Advisory Agreement, the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser under this Agreement or by the Adviser under the Advisory Agreement.

7.	Breach.

The Sub-Adviser shall use reasonable best efforts to cooperate with the Adviser in curing any material regulatory or material compliance breaches or material breaches of this Agreement as promptly as possible. The Sub-Adviser will notify the Adviser as soon as reasonably practicable upon detection of any material breach by the Sub-Adviser of the 1940 Act, the Governing Documents, the Procedures, the Strategy or this Agreement.

8.	Use of Names and Track Record.

a.

Adviser’s and Fund’s Use of Sub-Adviser Name. For so long as the Fund remains in existence and this Agreement remains in effect with respect to the Allocated Portion, the Adviser and the Fund shall have a royalty-free license to use the name of the Sub-Adviser, including any short-form of such name, or any combination or derivation thereof, for the purpose of identifying the Sub-Adviser as a sub-adviser to the Fund; provided, that the Adviser and the Fund shall be permitted to use the name of the Sub-Adviser to the extent required in regulatory disclosures or shareholder communications relating to periods preceding termination of this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser, the Fund and the Fund’s selling agents may use such names in marketing the Fund to current and prospective investors. The Adviser and the Fund shall cease to use the name of the Sub-Adviser in any newly printed materials (except as may, in the sole discretion of the Adviser, be reasonably necessary to comply with applicable law) promptly upon termination of this Agreement with respect to the Fund. During the term of this Agreement, the Adviser shall, as provided in Section 2(l) of this Agreement, provide to the Sub-Adviser for the Sub-Adviser’s review and approval selected portions of all sales and other marketing materials utilizing the name of the Sub-Adviser and any combination or derivation thereof (solely to the extent the use of the name of the Sub-Adviser and any combination or derivation thereof has materially changed from sales or other marketing materials previously approved by the Sub-Adviser), provided, however, that if the Sub-Adviser fails to comment in writing (including via e-mail) by the end of the fifth business day after delivery of such materials, the Sub-Adviser will be deemed to approved, at the end of the fifth business day following delivery of such materials to the Sub-Adviser, the materials.

The Adviser represents and warrants that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames or reflects adversely upon the Sub-Adviser.

b.	Restrictions on Use of Adviser’s Name. The Sub-Adviser shall not use the name of the Trust, the Fund, the Adviser, “Franklin Square Holdings, L.P.” or “FS Investments” (or any combination or derivation thereof) in any material without the Adviser’s prior written approval (other than identifying the foregoing in lists of the Sub-Adviser’s clients and in required regulatory disclosures). The Sub-Adviser represents and warrants that, unless otherwise required by law, regulation, regulatory or self-regulatory authority, or action or other judicial process, it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames or reflects adversely upon the Trust, the Fund, the Adviser, Franklin Square Holdings, L.P. or FS Investments.

c.	Sub-Adviser’s Use of Track-Record. The Sub-Adviser may use performance data it generates in connection with the Fund for its track record, provided that the Fund is not specifically identified by name without the Adviser’s prior written approval.

9.	Liability and Indemnification.

a.	Except as expressly set forth in this Agreement, absent the Sub-Adviser’s material breach of this Agreement or the willful misconduct, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Sub-Adviser, or its officers, directors, partners, agents, employees and controlling persons, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any position.

b.	The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in the Trust’s Agreement and Declaration of Trust, as amended. The Sub-Adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any other series of the Trust or any Trustees or officer, employee or agent of the Fund or other series of the Trust.

c.	The Sub-Adviser shall indemnify the Fund and the Adviser and each of their respective trustees, members, officers, employees, agents and shareholders, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) (collectively, “Losses”) insofar as such Losses (or actions with respect thereto) arise out of or are based upon (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund relating to disclosure provided to the Adviser or the Fund by the Sub-Adviser for inclusion in such documents where such disclosure was actually included in such documents in the form and context as provided by the Sub-Adviser; (ii) the bad faith, willful misconduct or gross negligence by the Sub-Adviser in the performance of its duties under this Agreement or the reckless disregard of its obligations or duties hereunder; or (iii) any material breach of this Agreement by the Sub-Adviser including without limitation the Strategy, Governing Documents or Procedures or any representation or warranty contained in this Agreement.

d.	The Adviser and the Fund shall indemnify the Sub-Adviser and each of its partners, officers, employees and agents, and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act, from and against any Losses suffered or sustained in connection with this Agreement, provided that such Losses did not result from (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund relating to disclosure provided to the Adviser or the Fund by the Sub-Adviser for inclusion in such documents where such disclosure was actually included in such documents in the form and context as provided by the Sub-Adviser; (ii) the bad faith, willful misconduct or gross negligence by the Sub-Adviser in the performance of its duties under this Agreement or the reckless disregard of its obligations or duties hereunder; or (iii) any material breach of this Agreement by the Sub-Adviser including without limitation the Strategy, Governing Documents or Procedures or any representation or warranty contained in this Agreement.

e.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under Section 9(c) or 9(d) (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 9(c) or 9(d) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party; provided that such party is not materially prejudiced by such failure to notify. No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder.

f.	The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law, and shall not protect any person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of such person’s duties or by reason of its reckless disregard of such person’s obligations and duties under this Agreement.

10.	Sub-Adviser Insurance.

The Sub-Adviser agrees that it will maintain at its own expense an errors and omissions insurance policy in a commercially reasonable amount and commercial general liability insurance in a commercially reasonable amount with respect to the Sub-Adviser. The foregoing policies shall be issued by insurance companies that maintain an A.M. Best rating of A- or higher, or are otherwise acceptable to the Adviser in its reasonable discretion. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub-Adviser.

11.	Custodian.

The Fund’s assets shall be maintained in the custody of its Custodian. Any assets added to the Fund shall be delivered directly to the Fund’s Custodian, and the Sub-Adviser shall have no liability for the acts or omissions of any such Custodian. For purposes of clarity, the Sub-Adviser shall not have custody of any assets of the Fund.

12.	Representations of the Sub-Adviser.

The Sub-Adviser represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its governing body (i.e., its partners or board of directors/trustees/members), and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Sub-Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Sub-Adviser, (ii) the Sub-Adviser’s governing instruments or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Sub-Adviser have full authority and power to execute this Agreement on behalf of the Sub-Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	Registered Investment Adviser. The Sub-Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the federal securities laws from occurring, and correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any material violations relating to the Fund; and (v) will promptly notify the Adviser of the occurrence of any event that disqualifies the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e.	No Material Pending Actions. There are no material pending or, to the best of the Sub-Adviser’s knowledge, material threatened or contemplated actions, suits, proceedings or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any notice of an investigation or dispute by any court, governmental, administrative or self-regulatory body, board of trade, exchange or arbitration panel regarding any of its or their respective activities which might reasonably be expected to result in a material adverse effect on the Fund or which might reasonably be expected to materially impair the Sub-Adviser’s ability to discharge its obligations under this Agreement.

f.	Licenses and Registrations. It has all governmental, regulatory, self-regulatory and exchange licenses, registrations, memberships and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships and approvals.

g.	ADV. It has provided the Adviser with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Adviser.

h.	Change in Portfolio Management Personnel. The Sub-Adviser shall promptly notify the Adviser of any changes in the portfolio manager(s) responsible for the Allocated Portion.

i.	Section 13 Filings. For purposes of Section 13(f) of the Exchange Act, and Rule 13f-1 thereunder, the Sub-Adviser shall be deemed to exercise investment discretion over any “Section 13(f) securities” (as defined in Rule 13f-1(c) under the Exchange Act) held or previously held in the Allocated Portion, and shall include information regarding such securities in its reports filed on Form 13F. For purposes of Section 13(d) and 13(g) of the Exchange Act, the Sub-Adviser shall be deemed the “beneficial owner” of any equity security held or previously held in the Allocated Portion, and shall include information regarding such securities, as required, in its “beneficial ownership reports” filed on Schedules 13D or 13G. For the avoidance of doubt, nothing contained in this Section 12(i) shall be understood as a representation by the Sub-Adviser that it is the owner (or beneficial owner) of these securities for purposes other than those referenced herein.

j.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Sub-Adviser will provide prompt written notification to the Adviser of such fact, omission, event or change of circumstance, and the facts related thereto. The Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that: (i) the Sub-Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material adverse event occurs that would reasonably be expected to adversely impact the Sub-Adviser’s ability to perform this Agreement.

13.	Representations of the Adviser.

The Adviser represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser’s governing instruments or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	Registered Investment Adviser. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the Advisory Agreement with the Trust remain in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing under this Agreement or the services contemplated by the Advisory Agreement with the Trust, (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act, (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the federal securities laws from occurring and correct promptly any violations that have occurred, (v) has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, and (vi) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e.	No Material Pending Actions. There are no material pending or, to the best of the Adviser’s knowledge, material threatened or contemplated actions, suits, proceedings or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any notice of an investigation or dispute by any court, governmental, administrative or self-regulatory body, board of trade, exchange or arbitration panel regarding any of their respective activities which might reasonably be expected to result in a material adverse effect on the Fund or which might reasonably be expected to materially impair the Adviser’s ability to discharge its obligations under this Agreement or the Advisory Agreement with the Trust.

f.	Registration Statement. The Registration Statement does not contain any material misstatement or omission. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement made in reliance upon and in conformity with information relating to the Sub-Adviser and the Strategy approved by the Sub-Adviser.

g.	Approval by Trust. This Agreement has been properly approved according to applicable laws, rules and regulations by the initial shareholder of the Fund, the Trustees of the Trust and those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party.

h.	NFA Notice. The Trust has filed, or the Adviser has filed on the Trust’s behalf, a notice of eligibility with the National Futures Association (“NFA”) for an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to U.S. Commodity Futures Trading Commission (“CFTC”) Rule 4.5. The Adviser is either registered with the CFTC as a “commodity pool operator” and a member in good standing of the NFA or is relying on an applicable exemption or exclusion from registration as a commodity pool operator.

i.	Licenses and Registrations. It has all governmental, regulatory, self-regulatory and exchange licenses, registrations, memberships and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

j.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties herein inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event or change of circumstance, and the facts related thereto. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) the Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; (ii) a material event occurs that could reasonably be expected to adversely impact the Adviser’s ability to perform this Agreement; or (iii) the Advisory Agreement is terminated.

14.	Representations of the Fund.

The Fund represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing and in good standing as a series of a Trust under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Fund for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Fund does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Fund, (ii) the Fund’s governing instruments or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Fund. Any individuals whose signatures are affixed to this Agreement on behalf of the Fund have full authority and power to execute this Agreement on behalf of the Fund.

c.	Enforceable Agreement. This Agreement is enforceable against the Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	No Material Pending Actions. There are no material pending or, to the best of the Fund’s knowledge, material threatened or contemplated actions, suits, proceedings or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any notice of an investigation or dispute by any court, governmental, administrative or self-regulatory body, board of trade, exchange or arbitration panel regarding any of their respective activities which might reasonably be expected to result in a material adverse effect on the Fund or which might reasonably be expected to materially impair the Fund’s ability to discharge its obligations under this Agreement.

e.	Approval by Trust. This Agreement has been properly approved according to applicable laws, rules and regulations by the initial shareholder of the Fund, the Trustees of the Trust and those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party.

f.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties herein inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event or change of circumstance, and the facts related thereto. The Fund agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) the Fund makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction or (ii) a material event occurs that could reasonably be expected to adversely impact the Fund’s ability to perform this Agreement.

15.	Renewal, Termination and Amendment.

a.	Renewal. This Agreement shall continue in effect until December 31, 2018, and thereafter for successive periods of no more than 12 months each, only so long as such continuance is specifically approved at least annually (i) by a vote of the Trustees of the Trust or by vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) or of any person party to this Agreement, cast in person at a meeting called for the purpose of such approval.

b.	Termination. This Agreement may be terminated at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, upon written notice to the Adviser and the Sub-Adviser, (ii) by the Adviser, upon 61 days’ written notice to the Sub-Adviser or (iii) by the Sub-Adviser upon 60 days’ prior written notice to the Adviser and the Fund. This Agreement may also be terminated, without the payment of any penalty, by the Adviser immediately upon (i) a material breach by the Sub-Adviser of this Agreement which is not promptly cured pursuant to Section 7 hereof; or (ii) at the discretion of the Adviser, the Sub-Adviser or any officer, director or key portfolio manager involved in the management of the Allocated Portion, of the Sub-Adviser being accused in any regulatory, self-regulatory or judicial proceeding as having violated the federal securities laws or engaged in criminal conduct. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment,” “interested person” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act or the rules thereunder. This Agreement may be amended at any time upon the mutual agreement of the Sub-Adviser and the Adviser, subject to approval by the Board (including approval by those Trustees that are not “interested persons” of the Trust) and, if required by the 1940 Act or applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Trust or its affiliates. It is understood that from time to time the Allocated Portion may be zero. This Agreement does not terminate in the event that the Allocated Portion is zero.

c.	Consequences of Termination. In the event of termination of this Agreement, Sections 6, 8, 9, 15, 16, 17, 23, 24(b), 24(e) and 24(g) shall survive such termination of this Agreement. Section 15 of this Agreement shall survive for a period of two (2) years following termination of this Agreement. Termination of this Agreement shall immediately and unconditionally revoke any and all powers of attorney granted to the Sub-Adviser under this Agreement. Termination of this Agreement shall not affect the obligation of the Adviser to pay the Sub-Adviser the compensation earned up to and including the date of termination pursuant to Section 5 of this Agreement.

16.	Confidentiality.

a.	Except as expressly authorized in this Agreement or as required by applicable law, regulation, regulation of any self-regulatory organization, court order or other judicial process, or as requested by a regulator, each party hereto and its affiliates (each, for purposes of this section, the “Recipient Party”) shall keep confidential and shall not use or disclose, except with the consent of the other party hereto (each, for purposes of this section, the “Disclosing Party”), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors, or potential investors, therein obtained in connection with the services rendered under this Agreement, including, without limitation, Portfolio Information (the “Information”); provided that the Recipient Party may make such disclosure to its directors, officers, partners, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the “Representatives”) who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose. Notwithstanding the foregoing, the Trust and the Adviser shall be permitted to disclose Portfolio Information to any person, or make such Portfolio Information publically available, in their sole and absolute discretion, subject to the final paragraph of this Section 16(a). The term “Information” will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section; (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information; (iii) was already in the Recipient Party’s possession or the possession of its Representatives prior to receiving such information from the Disclosing Party; or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information.

For the avoidance of doubt, nothing in this Section 16(a) will be deemed to prevent the Recipient Parties from disclosing Information pursuant to any applicable law or in response to a request from a regulatory or judicial authority of competent jurisdiction.

The Adviser agrees that it will not use the information provided by the Sub-Adviser to try to “reverse engineer” the investment and trading methodologies and strategies of the Sub-Adviser or to otherwise compete with the Sub-Adviser nor will the Adviser disclose the Information to anyone for such purpose.

b.

Portfolio Information. As used in this Agreement, “Portfolio Information” means confidential and proprietary information with regard to the portfolio holdings, investment activity and characteristics of the Fund. In addition to the requirements of subsection (a) above, the Adviser and the Sub-Adviser will restrict access to the Portfolio Information to those employees of the Adviser and the Sub-Adviser or their affiliates or agents who will use it only for purposes reasonably related to the provision of services to the Fund and the Adviser, each of the Adviser and the Sub-Adviser will be obligated to ensure that it is used only for such purposes.

c.	Each of the Adviser and the Sub-Adviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Information.

d.	Each Recipient Party acknowledges the global nature of each Disclosing Party’s businesses and the efforts the Disclosing Parties undertake to develop, preserve and protect their Information and their business and competitive advantage and goodwill. Accordingly, each Recipient Party acknowledges and agrees that the restrictions, limitations and obligations in this section are reasonable and necessary for the protection of the legitimate business interests of the Disclosing Parties and their affiliates. Each Recipient Party also acknowledges that the Disclosing Parties would not have entered into this Agreement unless the Recipient Party agreed to such restrictions, limitations, and obligations.

17.	Notices.

Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile or e-mail transmission (when actually received by the intended recipient) or three days after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

Sub-Adviser:

Basso Capital Management, L.P.

1266 East Main Street

Stamford, Connecticut 06902

Attn.: General Counsel

Tel. (203) 352-6100

Fax: (203) 352-6195

e-mail: legalnotices@bassocap.com

Adviser:

Stephen S. Sypherd

FS Investments

FS Fund Advisor, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Tel. (215) 495-1185

Fax: (267) 244-9080

e-mail: steph.sypherd@fsinvestments.com

with a copy (which does not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attn: James E. Thomas

Fax: (617) 235-0483

18.	Severability.

If any provision of this Agreement is held by any court to be invalid, void or unenforceable, in whole or in part, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express, without material change, the original intent of the parties and deletion of such provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

19.	Business Continuity.

The Sub-Adviser shall maintain business continuity, disaster recovery and backup capabilities and facilities, through which the Sub-Adviser will be able to perform its obligations hereunder with minimal disruptions or delays. Upon request, the Sub-Adviser shall provide to the Adviser copies of its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Adviser and Fund’s reasonable inquiries and to assist the Fund and the Chief Compliance Officer of the Fund in complying with Rule 38a-1. The Sub-Adviser represents that it tests its plan(s) on at least an annual basis, and shall, at the Adviser’s request, provide the Adviser with information regarding the results of its testing.

20.	Personnel.

The Sub-Adviser shall perform background screening (including review of records as to criminal conduct) of each employee of the Sub-Adviser hired on or after the date of this Agreement who will or may have material access to Information, including at the time such employee is hired by the Sub-Adviser or at such times as an employee’s duties begin to include investment or oversight authority over a material portion of the Sub-Adviser’s assets under management.

21.	Limitation on Consultation.

In accordance with Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable law or regulation, the Sub-Adviser is not permitted to consult with any other sub-adviser to the Fund or any sub-adviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets.

22.	Lists of Affiliated Persons.

The Adviser shall provide the Sub-Adviser with a list of each person who is (i) an “affiliated person” as such term is defined in the 1940 Act, of the Adviser or the Fund, (ii) a principal underwriter of the Fund or (iii) an affiliated person of such affiliated persons and principal underwriters. The Sub-Adviser shall provide the Adviser with a list of each person who is an “affiliated person” as such term is defined in the 1940 Act, of the Sub-Adviser. Each of the Adviser and the Sub-Adviser agrees promptly to update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

23.	Cooperation.

The Sub-Adviser shall cooperate reasonably with the Adviser for purposes of filing any required reports, and responding to regulatory requests, with the SEC or such other regulator having appropriate jurisdiction. The Sub-Adviser will work in good faith with the Adviser and the Fund’s service providers upon request to ensure the orderly daily operation of the Fund (including, without limitation, reasonably assisting with preparation of regulatory filings and responding to regulatory requests that relate to the Allocated Portion).

24.	Miscellaneous.

a.	Further Actions. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.

b.	Governing Law. To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

c.

Appendices Part of Agreement. For the avoidance of doubt, it is acknowledged and agreed that the Appendices appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Appendices hereto.

d.	Captions / Headings. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

e.	Joint Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

f.	Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties.

g.	Third-Party Beneficiary. The Fund (but, for the avoidance of doubt, not the Fund’s shareholders) is an intended third-party beneficiary under this Agreement and is entitled to enforce this Agreement as if it were a party to it.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the dates set forth below and effective as of the day and year first above written.

FS FUND ADVISOR, LLC

By:	/s/ Michael C. Forman	Date:	4/26/2017
Name:	Michael C. Forman
Title:	Chief Executive Officer

BASSO CAPITAL MANAGEMENT, L.P.

By:	/s/ Philip Platek	Date:	4/26/2017
Name:	Philip Platek
Title:	Founding Managing Partner

FS Series Trust, on behalf of FS Multi-Strategy Alternatives Fund, hereby acknowledges and agrees to the provisions of Sections 6, 9 and 14 of this Agreement.

FS SERIES TRUST, on behalf of FS MULTI-STRATEGY ALTERNATIVES FUND

By:	/s/ Michael C. Forman	Date:	4/26/2017
Name:	Michael C. Forman
Title:	President